Exhibit 99.1
Consent of Richard H. Glanton
     I hereby consent, pursuant to Rule 438 of the Securities Act of 1933, as amended, to being named as a nominee to the board of directors of Mistras Group, Inc. (the “Company”) as contemplated in the Company’s Registration Statement on Form S-1, as the same may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated:	June 9, 2008	/s/ Richard H. Glanton

Richard H. Glanton